Exhibit (h)(15)(vii)

AMENDMENT AGREEMENT NO. 5 AND LIMITED CONSENT

This AMENDMENT AGREEMENT NO. 5 AND LIMITED CONSENT (this “Amendment”) is made as of June 1, 2009 by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions listed on the signature pages hereof (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below).

WHEREAS, certain of the Entities, the Banks, the Operations Agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of October 19, 2006, as amended (as so amended, the “Credit Agreement”);

WHEREAS, Columbia Funds Series Trust I, on behalf of Columbia International Bond Fund has informed the Banks and the Agent that Columbia International Bond Fund desires to change its status from diversified to non-diversified;

WHEREAS, the Entities, the Banks, the Operations Agent and the Administrative Agent wish, upon the Effective Date hereof, to (a) make certain modifications to the Credit Agreement as more specifically set forth herein; and (b) consent, to the limited extent provided herein, to the change in the status of Columbia International Bond Fund as more specifically set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Swing Line Sublimit” in its entirety and restating it as follows:

“Swing Line Sublimit” means an amount equal to the lesser of (a) $0 and (b) the aggregate Commitment Amounts. The Swing Line Sublimit is part of, and not in addition to, the aggregate Commitment Amounts.

(b) The Credit Agreement is hereby further amended by deleting Exhibit B therefrom in its entirety, and substituting therefor the Exhibit B attached.

§3. Limited Consent. Columbia Funds Series Trust I, on behalf of Columbia International Bond Fund (the “Subject Borrower”), has informed the Banks and the Agent that Columbia International Bond Fund wishes to change its diversified status from diversified to non-diversified (such a change being hereinafter referred to as the “Status Change”). Pursuant to Section 5.12 of the Credit Agreement, the Status Change is not permitted absent the consent of the Banks and, as such, the Subject Borrower has requested that the Agents and the Banks consent to the Status Change. Subject to the terms and conditions of this §3 the Agents and the Banks do hereby consent to the Status Change; provided that: (a) the Subject Borrower has provided to the Agent evidence that the Status Change has been approved by the Subject Borrower’s Board of Trustees; and (b) the Subject Borrower shall cause the Investment Adviser to promptly take all necessary actions to reflect the Status Change in the applicable Prospectus, any registration statement and all marketing materials and to take all such actions as are required such that the Subject Borrower remains in compliance with all applicable laws (including, without limitation, the Investment Company Act). The failure of the Subject Borrower to comply with the provisions of this §3(b) by not later than June 1, 2009 shall constitute an immediate Event of Default under the Credit Agreement. The above consent shall not be construed, however, as a waiver of any other provisions of the Credit Agreement or the other Loan Documents or to permit any Borrower to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. Except as expressly stated herein, neither the execution of this Amendment nor the failure of any Agent or any Bank to exercise any right or remedy constitutes a waiver of any Default or Event of Default or of such right or remedy or any other right or remedy under the Credit Agreement. Except as specifically waived hereby, each of the terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect. Nothing contained herein shall in any way prejudice, impair or effect any rights or remedies of any Agent or any Bank under the Credit Agreement and the other Loan Documents.

§4. Representations and Warranties. Each Entity severally represents and warrants as to itself (to the extent applicable) and as to each of its Series (including each of its Additional Series, as applicable) on whose behalf it is acting as Borrower, severally as to such Series, that:

(a) Representations and Warranties in Credit Agreement. Each of the representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents to which it is a party (after giving effect to this Amendment) is true and correct in all material respects as to such Borrower on and as of the date hereof, with the same effect as if set forth herein.

(b) No Default. Immediately upon the Effective Date, no Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution, delivery and performance by the Borrower of this Amendment, each of the documents and instruments delivered by the Borrower in connection with this Amendment, the Credit Agreement and each of the other Loan Documents to which the Borrower is a party, in each case as amended hereby (collectively, the “Amended Loan Documents”), are within the Borrower’s corporate or trust powers, as applicable, have been duly authorized by all necessary corporate or trust action, as applicable, require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws of the Borrower, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower’s most recent Prospectus, or result in the creation or imposition of any Lien on any asset of the Borrower.

(d) Enforceability of Obligations. Each of this Amendment and the documents and instruments delivered by the Borrower in connection with this Amendment has been duly executed and delivered by the Borrower. Assuming due authorization, execution and delivery by each of the other parties hereto, this Amendment and each of the Amended Loan Documents constitutes the valid and legally binding obligation of the Borrower, in each case enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorim or other similar laws of general application affecting the enforcement of creditors’ rights or be general principles of equity limiting the availability of equitable remedies.

§5. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent (the “Effective Date”):

(a) each of the parties hereto shall have executed and delivered this Amendment; and

(b) the Subject Borrower shall deliver the documents required to be delivered pursuant to §3 hereof.

§6. Reaffirmation of the Borrowers. Each of the Borrowers severally ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby, and hereby severally affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

§7. Miscellaneous. This Amendment is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law). Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment shall constitute a Loan Document.

The declaration of trust or other formation document for certain of the Entities is on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and the Limited Liability Company Agreement for Columbia Funds Master Investment Trust, LLC has been provided to the Banks, and notice is hereby given that this instrument is executed by the Trustees and officers of such Entity as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Entity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS INSTITUTIONAL TRUST

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

BANC OF AMERICA FUNDS TRUST,

on behalf of each of their respective Series listed on Schedule 2 attached hereto

By:	/s/ Michael G. Clarke
Title:	Senior Vice President
Name:	Michael G. Clarke

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Christopher Ducar
Title:	Vice President
Name:	Christopher Ducar

Schedule 2

ENTITY	SERIES

1. Columbia Funds Variable Insurance Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•        Columbia Asset Allocation Fund, Variable Series: 12/31

•        Columbia Federal Securities Fund, Variable Series: 12/31

•        Columbia International Fund, Variable Series: 12/31

•        Columbia Large Cap Growth Fund, Variable Series: 12/31

•        Columbia Large Cap Value Fund, Variable Series: 12/31

•        Columbia Mid Cap Value Fund, Variable Series: 12/31

•        Columbia Money Market Fund, Variable Series: 12/31

•        Columbia Select Large Cap Growth Fund, Variable Series: 12/31

•        Columbia Select Opportunities Fund, Variable Series: 12/31

•        Columbia Small Cap Value Fund, Variable Series: 12/31

•        Columbia Small Company Growth Fund, Variable Series 12/31

•        Columbia Strategic Income Fund, Variable Series: 12/31

•        Columbia S&P 500 Index Fund, Variable Series: 12/31

•        Columbia Value and Restructuring Fund, Variable Series: 12/31

2. Columbia Funds Series Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•        Columbia Asset Allocation Fund: 9/30

•        Columbia Balanced Fund: 8/31

•        Columbia California Tax-Exempt Fund: 10/31

•        Columbia Contrarian Core Fund: 9/30

•        Columbia Connecticut Intermediate Municipal Bond Fund: 10/31

•        Columbia Connecticut Tax-Exempt Fund: 10/31

•        Columbia Conservative High Yield Fund: 8/31

•        Columbia Core Bond Fund: 4/30

•        Columbia Disciplined Value Fund: 9/30

•        Columbia Dividend Income Fund: 9/30

•        Columbia Federal Securities Fund: 8/31

•        Columbia Greater China Fund: 8/31

•        Columbia High Yield Municipal Fund: 6/30

•        Columbia High Yield Opportunity Fund: 5/31

•        Columbia Income Fund: 3/31

•        Columbia Intermediate Bond Fund: 3/31

•        Columbia Intermediate Municipal Bond Fund: 10/31

•        Columbia International Bond Fund: 5/31

•        Columbia International Stock Fund: 8/31

•        Columbia Large Cap Growth Fund: 9/30

•        Columbia Liberty Fund: 9/30

•        Columbia Massachusetts Intermediate Municipal Bond Fund: 10/31

•        Columbia Massachusetts Tax-Exempt Fund: 10/31

•        Columbia Mid Cap Growth Fund: 8/31

•        Columbia New Jersey Intermediate Municipal Bond Fund: 10/31

•        Columbia New York Intermediate Municipal Bond Fund: 10/31

•        Columbia New York Tax-Exempt Fund: 10/31

•        Columbia Oregon Intermediate Municipal Bond Fund: 8/31

•        Columbia Real Estate Equity Fund: 8/31

•        Columbia Rhode Island Intermediate Municipal Bond Fund: 10/31

•        Columbia Small Cap Core Fund: 9/30

•        Columbia Small Cap Growth Fund I: 8/31

•        Columbia Small Cap Value Fund I: 6/30

•        Columbia Strategic Income Fund: 5/31

•        Columbia Strategic Investor Fund: 8/31

•        Columbia Tax-Exempt Fund: 11/30

•        Columbia Technology Fund: 8/31

•        Columbia U.S. Treasury Index Fund: 3/31

•        Columbia World Equity Fund: 3/31

•        Columbia Blended Equity Fund: 3/31

•        Columbia Bond Fund: 3/31

•        Columbia Emerging Markets Fund: 3/31

•        Columbia Energy and Natural Resources Fund: 3/31

•        Columbia Short-Intermediate Bond Fund: 3/31

•        Columbia Select Large Cap Growth Fund: 3/31

•        Columbia Pacific/Asia Fund: 3/31

•        Columbia Select Small Cap Fund: 3/31

•        Columbia Value and Restructuring Fund: 3/31

•        Columbia Select Opportunities Fund: 3/31

•        Columbia International Growth Fund: 3/31

•        Columbia Mid Cap Core Fund: 3/31

3. Columbia Funds Institutional Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•        CMG Core Bond Fund: 7/31

•        CMG Enhanced S&P 500 Index Fund: 7/31

•        CMG High Yield Fund: 7/31

•        CMG International Stock Fund: 7/31

•        CMG Large Cap Growth Fund: 7/31

•        CMG Large Cap Value Fund: 7/31

•        CMG Mid Cap Growth Fund: 7/31

•        CMG Mid Cap Value Fund: 7/31

•        CMG Short Term Bond Fund: 7/31

•        CMG Small Cap Growth Fund: 7/31

•        CMG Small Cap Value Fund: 7/31

•        CMG Small/Mid Cap Fund: 7/31

•        CMG Strategic Equity Fund: 7/31

•        CMG Ultra Short Term Bond Fund: 7/31

4. Columbia Funds Series Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•        Columbia Asset Allocation Fund II: 3/31

•        Columbia California Intermediate Municipal Bond Fund: 3/31

•        Columbia Convertible Securities Fund: 2/28

•        Columbia Georgia Intermediate Municipal Bond Fund: 3/31

•        Columbia Global Value Fund: 2/28

•        Columbia Large Cap Enhanced Core Fund: 2/28

•        Columbia Large Cap Index Fund: 2/28

•        Columbia Large Cap Value Fund: 2/28

•        Columbia LifeGoal Balanced Growth Portfolio: 3/31

•        Columbia LifeGoal Growth Portfolio: 3/31

•        Columbia LifeGoal Income Portfolio: 3/31

•        Columbia LifeGoal Income & Growth Portfolio: 3/31

•        Columbia Marsico Growth Fund: 2/28

•        Columbia Marsico International Opportunities Fund: 2/28

•        Columbia Marsico 21st Century Fund: 2/28

•        Columbia Maryland Intermediate Municipal Bond Fund: 3/31

•        Columbia Masters Global Equity Portfolio: 3/31

•        Columbia Masters Heritage Portfolio: 3/31

•        Columbia Masters International Equity Portfolio: 3/31

•        Columbia Mid Cap Index Fund: 2/28

•        Columbia Mid Cap Value Fund: 2/28

•        Columbia Multi-Advisor International Equity Fund: 2/28

•        Columbia North Carolina Intermediate Municipal Bond Fund: 3/31

•        Columbia Short Term Bond Fund: 3/31

•        Columbia Short Term Municipal Bond Fund: 3/31

•        Columbia Small Cap Index Fund: 2/28

•        Columbia Small Cap Value Fund II: 2/28

•        Columbia South Carolina Intermediate Municipal Bond Fund: 3/31

•        Columbia Total Return Bond Fund: 3/31

•        Columbia Virginia Intermediate Municipal Bond Fund: 3/31

•        Corporate Bond Portfolio: 3/31

•        Mortgage-and Asset-Backed Portfolio: 3/31

•        Columbia Large Cap Core Fund: 2/28

•        Columbia Marsico Focused Equities Fund: 2/28

•        Columbia Small Cap Growth Fund II: 2/28

•        Columbia High Income Fund: 3/31

•        Columbia Overseas Value Fund: 2/28

•        Columbia Marsico Global Fund: 2/28

5. Columbia Funds Master Investment Trust, LLC Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Limited Liability Company	• Columbia International Value Master Portfolio: 2/28

6. Columbia Funds Variable Insurance Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•        Columbia High Yield Fund, Variable Series: 12/31

•        Columbia Marsico 21st Century Fund, Variable Series: 12/31

•        Columbia Marsico Focused Equities Fund, Variable Series: 12/31

•        Columbia Marsico Growth Fund, Variable Series: 12/31

•        Columbia Marsico International Opportunities Fund, Variable Series: 12/31

•        Columbia Mid Cap Growth Fund, Variable Series: 12/31

7. Banc of America Funds Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•        Banc of America Retirement 2005 Portfolio: 10/31

•        Banc of America Retirement 2010 Portfolio: 10/31

•        Banc of America Retirement 2015 Portfolio: 10/31

•        Banc of America Retirement 2020 Portfolio: 10/31

•        Banc of America Retirement 2025 Portfolio: 10/31

•        Banc of America Retirement 2030 Portfolio: 10/31

•        Banc of America Retirement 2035 Portfolio: 10/31

•        Banc of America Retirement 2040 Portfolio: 10/31

Exhibit B

FORM OF

[NOTICE OF BORROWING][NOTICE OF PREPAYMENT]

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-937-8806 or 617-937-8808; fax 617-988-6677

FROM:	[Entity] on behalf of [Series] (the “Borrower”)
(Series # ___________) (DDA # ____________)

In connection with the Amended and Restated Credit Agreement dated as of October 19, 2006 (as amended and in effect from time to time, the “Credit Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Borrower by $                    . Any requested Loan should be recorded on the books of the Borrower with each Bank and interest payable to each Bank should be recorded at the agreed upon rate as set forth in the Credit Agreement.

1.	This request is (check one): ☐ Loan Advance ☐ Paydown ☐ Rollover

2.	The proceeds of any requested Loan shall be used only in the manner provided for in the Credit Agreement (including, without limitation, as set forth in Section 5.10 thereof), and no Default of Event of Default has occurred and is continuing under the Credit Agreement.

3.	To the extent the Borrower is requesting a Loan hereunder, all of the representations and warranties of the undersigned Entity and Series set forth in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof (immediately before and after giving effect to such borrowing).

4.	The following amounts and statements are true in connection with any requested Loan:

(a) Total Assets	$	_________________________________

(b) Excluded Assets	$	_________________________________

(c) Total Liabilities and Indebtedness not represented by Senior Securities[1]	$	_________________________________

(d) Without duplication, the value of any segregated assets or assets otherwise subject to a pledge or encumbrance	$	_________________________________

(e) Result of (a) minus (b) minus (c) minus (d)	$	_________________________________

(f) Loan requested today (if any)	$	_________________________________

[1]	To be calculated in accordance with the Investment Company Act. Do not include Loan requested today (if any) but include any Loan being repaid today (if any).

(g) Loan being repaid today (if any)	$	_________________________________

(h) Senior Securities Representing Indebtedness[2]	$	_________________________________

(i) The sum of (e) plus (f) minus (g) divided by (h)	$	_________________________________

(j) Borrowing Limit (must meet Asset Coverage Ratio of 3:1 and not otherwise exceed Maximum Amount)	$	_________________________________

Note: The Loan requested today is permissible only if (i) the result of (i) is greater than or equal to 3 for all Borrowers (or such greater amount as may be permitted under the Borrower’s Prospectus); (ii) such Loan will not otherwise cause the Debt of the requesting Borrower to exceed the Maximum Amount applicable to such Borrower as set forth in the Credit Agreement; and (iii) the aggregate principal amount of all Loans outstanding to all Borrowers (including all Swing Line Loans after giving effect to all amounts requested to be borrowed) shall not exceed at any time the aggregate Commitment Amounts.

5.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Operations Agent [and request the Loan described herein on behalf of the Series identified above].

[Entity], on behalf of [Series]

By:
Name:
Title
Date:

[2]	To be calculated in accordance with the Investment Company Act. Include Loan requested today (if any) but exclude Loan being repaid today (if any).